Exhibit 99.1

The Digital Engagement Company

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2020

Recurring Revenue Increases by 42%

Woburn, Mass., May 14, 2020 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal second quarter ended March 31, 2020.

“Bridgeline continues to win new customers and provide even greater strategic value to our existing customer base during the COVID-19 crisis,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Today our customers increasingly rely on their online stores and portals powered by Bridgeline for business continuity in providing products, services and critical communication to their customers, prospects and employees. Bridgeline is well- positioned to continue to provide premium services and strategic value to our customers during these challenging times.”

“This year, Bridgeline has focused on making its products even more turn-key and out-of-the-box to enable a fast telephonic sales cycle and reduce costs of implementations,” continued Mr. Kahn. “This strategy is well aligned with the challenges created by the pandemic. We have seen, and expect to continue to see, strong license subscription renewal rates within our customer base. Professional services have slowed as customers are adjusting to remote work. With our business plan driven by lower cost implementations, increased customer satisfaction and high subscription renewal rates, we expect to achieve our business goals this year.”

Second Quarter Summary:

●	Total revenue increased 20% to $2.7 million for the quarter ended March 31, 2020, as compared to $2.2 million for the same period last year.

●

Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 42% to $1.8 million for the quarter ended March 31, 2020, from $1.3 million for the same period last year.

●

Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 63% to $1.5 million for the quarter ended March 31, 2020, from $1.0 million for the same period last year.

●

Services revenue was consistent at $900,000 for the quarters ended March 31, 2020, and 2019, respectively. As a percentage of total revenue, Services revenue decreased 9% to 33% of total revenue for the quarter ended March 31, 2020, compared to 42% for the same period last year.

●

Operating expenses remained consistent at $2.6 million, which include a restructuring charge of $365,000 and acquisition charges of $304,000 for the quarters ended March 31, 2020 and 2019, respectively.

●

Net income for the quarter ended March 31, 2020 was $822,000, compared to a net loss of $12.5 million for the same quarter last year. Included within the net income for the three months ended March 31, 2020 and net loss for the same period last year was a non-cash gain of $1.8 million and net loss of $10.2 million attributable to the change in fair value of certain derivative warrant liabilities, respectively.

Year to Date Summary:

●	Total revenue increased 22% to $5.6 million for the six months ended March 31, 2020, as compared to $4.6 million for the same period last year.

●

Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 46% to $3.6 million for the six months ended March 31, 2020, from $2.4 million for the same period last year.

●

Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 58% to $2.9 million for the six months ended March 31, 2020, from $1.8 million for the same period last year.

●

Services revenue was consistent at $2 million for the six months ended March 31, 2020, and 2019, respectively. As a percentage of total revenue, Services revenue decreased 7% to 36% of total revenue for the six months ended March 31, 2020, compared to 43% for the same period last year.

●

Operating expenses decreased 39% or $3.2 million to $5 million for the six months ended March 31, 2020 as compared to $8.2 million (including a goodwill impairment charge of $3.7 million) for the same quarter last year.

●

Net income for the six months ended March 31, 2020 was $959,000, compared to a net loss of $17.5 million for the same period last year. Included within the net income for the six months ended March 31, 2020 and net loss for the same period last year was a non-cash gain of $2.9 million and $10.2 million net loss attributable to the change in fair value of certain derivative warrant liabilities, respectively.

Financial Results

Second Quarter

Revenue for the quarter ended March 31, 2020 was $2.7 million, compared to $2.2 million for the same period last year. Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 42% to $1.8 million for the quarter ended March 31, 2020 from $1.3 million for the same period last year. Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 63% to $1.5 million for the quarter ended March 31, 2020, compared to $1 million for the same period last year.

Gross Margin increased to 57% for the quarter ended March 31, 2020, compared to 27% for the same period last year. Cost of revenue decreased 26% or $400,000 to $1.2 million for the quarter ended March 31, 2020 compared to $1.6 million for the same period in 2019.

Operating expenses remained consistent at $2.6 million, which includes a restructuring charge of

$365,000 and acquisition charges of $304,000 for the quarters ended March 31, 2020 and 2019, respectively.

Net income applicable to common shareholders was $795,000 for the quarter ended March 31, 2020, compared to a net loss of $12.6 million for the same period last year. Reflected in net results for the quarters ended March 31, 2020 and 2019 is a non-cash net adjustment to other income of $1.8 million and other expense of $10.2 million attributable to the change in fair value of certain derivative warrant liabilities, respectively.

Adjusted EBITDA loss for the quarter ended March 31, 2020 is $331,000 or loss of $0.08 per diluted share, compared to $1.5 million or loss of $5.09 per diluted share for the same period in 2019.

Year to Date

Revenue for the six months ended March 31, 2020 was $5.6 million, compared to $4.6 million for the same period last year. Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 46% to $3.6 million for the six months ended March 31, 2020 from $2.4 million for the same period last year. Subscription and perpetual licenses revenue, which is comprised of recurring revenue and perpetual license revenue increased 58% to $2.9 million for the six months ended March 31, 2020, compared to $1.8 million for the same period last year.

Gross Margin increased to 54% for the six months ended March 31, 2020, compared to 32% for the same period last year. Cost of revenue decreased $600 thousand or 18% to $2.5 million as compared to $3.1 million for the periods ended March 31, 2020 and 2019, respectively.

Operating expenses decreased 39% or $3.2 million to $5 million from $8.2 million (including a goodwill impairment charge of $3.7 million) for the six months ended March 31, 2020 and 2019, respectively.

Net loss applicable to common shareholders was $1.5 million for the six months ended March 31, 2020, compared to $17.6 million for the same period last year. Reflected in net results for the six months ended March 31, 2020 and 2019 is a non-cash net adjustment to other income of $2.9 million and other expense of $10.2 million attributable to the change in fair value of certain derivative warrant liabilities offset by a deemed dividend expense for the period ended March 31, 2020 on the amendment of convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA loss for the six months ended March 31, 2020 is $1 million or loss of $0.33 per diluted share, compared to $2.4 million or loss of $9.21 per diluted share for the same period in 2019.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, Translation and Web Analytics to help the goal of assisting marketers to help organizations deliver digital experiences that attract, engage, nurture and convert their customers across all channels and streamline business operations. OrchestraCMS is the only content and digital experience platform built 100% native on Salesforce.com. OrchestraCMS helps Salesforce.com create digital experiences for their customers and partners; combining content with business data, processes and applications across multiply channels and device including Salesforce.com Communities, social media, portals, intranets, websites, applications and services. Celebros Search is a commerce oriented, site search product that provides for Natural Language Processing with artificial intelligence to present very relevant search results in seven languages. Headquartered in Woburn, Mass., Bridgeline customers range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact Bridgeline Digital, Inc. Mark G. Downey Chief Financial Officer (631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2020	2019	2020	2019
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net income/(loss)	$795	$(12,600)	$(1,461)	$(17,634)
Amortization of intangible assets	233	62	470	66
Stock-based compensation	50	38	80	135
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related charges	367	304	372	304
Convertible Preferred stock dividends	27	78	2,420	157
Non-GAAP adjusted net income/(loss)	$1,472	$(12,118)	$1,881	$(13,240)

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$0.18	$(41.52)	$(0.48)	$(67.36)
Amortization of intangible assets	0.05	0.20	0.16	0.25
Stock-based compensation	0.01	0.13	0.03	0.52
Goodwill impairment charge	-	-	-	14.26
Restructuring and acquisition-related charges	0.08	1.00	0.12	1.16
Convertible Preferred stock dividends	0.01	0.26	0.80	0.60
Non-GAAP adjusted net earnings/(loss) per diluted share	$0.33	$(39.94)	$0.62	$(50.57)

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$795	$(12,600)	$(1,461)	$(17,634)
Provision for income tax	-	-	3	4
Interest and other expense, net	1	104	1	333
Amortization of debt discount	-	221	-	221
Change in fair value of warrants	(1,820)	(1,046)	(2,921)	(1,058)
Warranty liability expense	-	11,272	-	11,272
Amortization of intangible assets	233	62	470	66
Depreciation	12	14	28	34
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related charges	367	304	372	304
Other amortization	4	7	9	22
Stock-based compensation	50	38	80	135
Convertible Preferred stock dividends	27	78	2,420	157
Adjusted EBITDA	$(331)	$(1,546)	$(999)	$(2,412)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$0.18	$(41.52)	$(0.48)	$(67.36)
Provision for income tax	-	-	0.00	0.02
Interest and other expense, net	0.00	0.34	0.00	1.27
Amortization of debt discount	-	0.73	-	0.84
Change in fair value of warrants	(0.41)	(3.45)	(0.96)	(4.04)
Warranty liability expense	-	37.15	-	43.06
Amortization of intangible assets	0.05	0.20	0.16	0.25
Depreciation	0.00	0.05	0.01	0.13
Goodwill impairment charge	-	-	-	14.26
Restructuring and acquisition-related charges	0.08	1.00	0.12	1.16
Other amortization	0.00	0.02	0.00	0.08
Stock-based compensation	0.01	0.13	0.03	0.52
Convertible Preferred stock dividends	0.01	0.26	0.80	0.60
Adjusted EBITDA per diluted share	$(0.08)	$(5.09)	$(0.33)	$(9.21)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Digital engagement services	$899	$911	$1,995	$1,984
Subscription and perpetual licenses	1,839	1,285	3,575	2,587
Total revenue	2,738	2,196	5,570	4,571

Cost of revenue:
Digital engagement services	457	571	1,026	1,421
Subscription and perpetual licenses	727	1,036	1,517	1,675
Total cost of revenue	1,184	1,607	2,543	3,096
Gross profit	1,554	589	3,027	1,475

Operating expenses:
Sales and marketing	786	945	1,818	1,702
General and administrative	723	744	1,472	1,431
Research and development	426	489	816	907
Depreciation and amortization	249	78	507	104
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related	367	304	372	304
Total operating expenses	2,551	2,560	4,985	8,180
Loss from operations	(997)	(1,971)	(1,958)	(6,705)
Interest and other, net	(1)	(104)	(1)	(333)
Amortization of debt discount	-	(221)	-	(221)
Warranty liability expense	-	(11,272)	-	(11,272)
Change in fair value of warrant liabilities	1,820	1,046	2,921	1,058
Income (loss) before income taxes	822	(12,522)	962	(17,473)
Income Taxes	-	-	3	4
Net income (loss)	$822	$(12,522)	$959	$(17,477)
Dividends on convertible preferred stock	(27)	(78)	(106)	(157)
Deemed dividend on amendment of Series A convertible preferred stock	-	-	(2,314)	-
Net income (loss) applicable to common shareholders	$795	$(12,600)	$(1,461)	$(17,634)
Net income/(loss) per share attributable to common shareholders:
Basic net income/(loss) per share	$0.25	$(41.52)	$(0.49)	$(67.36)
Diluted net income/(loss) per share	$0.17	$(41.52)	$(0.50)	$(67.36)
Number of weighted average shares outstanding:
Basic	3,124,174	303,443	2,960,435	261,800
Diluted	4,412,935	303,443	3,027,147	261,800

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	March 31	September 30
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$234	$296
Accounts receivable, net	874	979
Prepaid expenses	299	351
Other current assets	30	49
Total current assets	1,437	1,675
Property and equipment, net	267	299
Operating lease assets	385	-
Intangible assets, net	3,040	3,509
Goodwill	5,557	5,557
Other assets	101	115
Total assets	$10,787	$11,155

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of operating lease liabilities	$157	$-
Accounts payable	2,236	1,740
Accrued liabilities	1,159	835
Deferred revenue	1,739	1,262
Total current liabilities	5,291	3,837
Operating lease liabilities, net of current portion	228	-
Warrant liabilities	593	3,514
Other long-term liabilities	5	8
Total liabilities	6,117	7,359

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred Stock: 11,000 shares authorized; 441 shares issued and outstanding at March 31, 2020 and September 30, 2019	-	-
Series A Convertible Preferred Stock: 264,000 shares authorized; 154,894 shares at March 31, 2020 and 262,310 shares at September 30, 2019 issued and outstanding (liquidation preference $1,734 at March 31, 2020)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 3,412,281 at March 31, 2020 and 2,798,475 at September 30, 2019, issued and outstanding	3	3
Additional paid-in-capital	78,014	75,620
Accumulated deficit	(72,951)	(71,489)
Accumulated other comprehensive loss	(396)	(338)
Total stockholders' equity	4,670	3,796
Total liabilities and stockholders' equity	$10,787	$11,155